Exhibit (j)1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Fidelity Congress Street Fund, of our report dated February 6, 2001 on the financial statements and financial highlights included in the December 31, 2000 Annual Report to Shareholders of Fidelity Congress Street Fund.

We further consent to the references to our Firm under the heading "Auditor" in the Part B of this Amendment.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2001